Registration No. 333-105019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4337490

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
700 Northwest 107th Avenue
Miami, Florida 33172
(Address of Principal Executive Offices) (Zip Code)
LENNAR CORPORATION 2003 STOCK OPTION AND RESTRICTED STOCK PLAN
(Full Title of the Plan)
MARK SUSTANA
Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (305) 559-4000
Copies to:
DAVID W. BERNSTEIN, ESQ.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 1,513,951 SHARES OF CLASS A OR CLASS B COMMON STOCK
In accordance with an Undertaking made as provided in Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 333-105019, filed on May 5, 2003.
Registration Statement No. 333-105019 related to (a) 5,000,000 shares of Class A or Class B common stock, par value $0.10 per share, of Lennar Corporation issuable under the Lennar Corporation 2003 Stock Option and Restricted Stock Plan (the “Plan”) and (b) an additional 349,707 shares of Class B common stock issuable upon exercise of options granted under prior plans. In accordance with Rule 416, this Registration Statement also covered additional shares of Class A or Class B common stock issuable as a result of changes to options or to shares offered or issued under the Plan as a result of a two-for-one stock split in the form of a one hundred percent stock dividend of common stock in January 2004. The Plan was terminated effective March 28, 2007. When the Plan terminated, 1,513,951 shares of Class A or Class B common stock had not been issued, and were not the subject of options that had been issued, under the Plan. This Post-Effective Amendment is being filed to deregister the 1,513,951 shares of common stock that have not been and will not be issued under the Plan. This Post-Effective Amendment does not deregister any of the additional 349,707 shares of Class B common stock that were registered in Registration Statement No. 333-105019.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-105019 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 7th day of May, 2007.

LENNAR CORPORATION
By:	/s/ Stuart A. Miller
Stuart A. Miller
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post–Effective Amendment No. 1 to Registration Statement 333-105019 on Form S-8/A has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stuart A. Miller Stuart A. Miller	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 7, 2007

/s/ Bruce E. Gross Bruce E. Gross	Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2007

/s/ Diane J. Bessette Diane J. Bessette	Vice President and Controller (Principal Accounting Officer)	May 7, 2007

/s/ Irving Bolotin Irving Bolotin	Director	May 7, 2007

/s/ Steven L. Gerard Steven L. Gerard	Director	May 7, 2007

/s/ R. Kirk Landon R. Kirk Landon	Director	May 7, 2007

Signature	Title(s)	Date
/s/ Sidney Lapidus Sidney Lapidus	Director	May 7, 2007

/s/ Donna Shalala Donna Shalala	Director	May 7, 2007

/s/ Jeffrey Sonnenfeld Jeffrey Sonnenfeld	Director	May 7, 2007

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